UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2011

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO

(State or other jurisdiction

of incorporation or organization)

1-8641

(Commission File Number)

82-0109423

(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2011, the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) appointed Mitchell J. Krebs, 40, previously the Company’s Senior Vice President and Chief Financial Officer, to the positions of President, Chief Executive Officer and director. Mr. Krebs will also continue to serve as the Company’s Chief Financial Officer. In addition, the Board of Directors appointed Robert E. Mellor as non-executive Chairman of the Board.

Mr. Krebs has served as Chief Financial Officer of the Company since March 2008 and additionally served as Treasurer from July 2008 through March 2010. Mr. Krebs first joined the Company in 1995 after spending several years in the investment banking industry in New York.

Mr. Krebs and Mr. Mellor will succeed Dennis E. Wheeler, 68, who notified the Board of Directors of his decision to resign as President, Chief Executive Officer, Chairman of the Board and director on July 11, 2011. In recognition of Mr. Wheeler’s leadership, operations and strategic planning experience and in-depth knowledge of the Company and the mining industry, and in order to provide for a smooth transition of management, the Company has entered into a transition agreement with Mr. Wheeler, providing for Mr. Wheeler to serve as a consultant to the Company for twelve months following his resignation. In return for these services, Mr. Wheeler will be paid a lump sum of $1,000,000, plus reimbursement for office expenses up to an aggregate of $75,000 and will have continued use of a company car. In addition, Mr. Wheeler will receive a separation package comprising (i) a lump sum payment of $2.8 million, (ii) all other rights and benefits in which Mr. Wheeler is or becomes vested pursuant to compensation plans and programs of the Company, including stock option, stock appreciation right, restricted stock, restricted stock unit, performance share and performance unit awards, (iii) continued coverage under the Company’s group health insurance plan of Mr. Wheeler and his eligible dependents for three years and (iv) one Company-paid physical for each of Mr. Wheeler and his spouse at an aggregate expense not to exceed $25,000. Pursuant to the transition agreement, Mr. Wheeler has agreed that he will not directly or indirectly compete with the Company or solicit employees or customers of the Company for twelve months following his resignation.

Elizabeth M. Druffel, 33, will continue to serve as Chief Accountant and, upon Mr. Krebs’ appointment to CEO, became the Company’s principal accounting officer. Ms. Druffel was appointed Treasurer in March of 2010 and Chief Accountant in September of 2010. Prior to that, Ms. Druffel served as Director of Financial Operations and Assistant Treasurer since joining the Company in September of 2008. Ms. Druffel is a Certified Public Accountant and was previously employed as an Audit Senior Manager with KPMG.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2011, the Board approved an amendment to the Company’s By-laws. This amendment removed the provision stating that the Chairman of the Board shall be the Chief Executive Officer. A copy of the By-laws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On July 15, 2011, the Company issued the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
3.1	By-laws of the Company, as amended effective July 12, 2011
10.1	Transition Agreement, Separation Agreement and General Release of All Claims, dated July 14, 2011, between the Company and Dennis E. Wheeler
99.1	Press Release issued by the Company on July 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: July 15, 2011	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	President, Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	By-laws of the Company, as amended effective July 12, 2011
10.1	Transition Agreement, Separation Agreement and General Release of All Claims, dated July 14, 2011, between the Company and Dennis E. Wheeler
99.1	Press Release issued by the Company on July 15, 2011

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